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                                                                    Exhibit 99.1

PRESS RELEASE

        MICROISLET TO LEAVE AMEX FOR THE OVER-THE-COUNTER BULLETIN BOARD


SAN DIEGO, APRIL 27, 2007 /(PrimeNewswire via COMTEX News Network)/ -- MicroIslet, Inc. (Amex: MII)(the "Company"), announced today that it will not appeal the staff delisting determination that it received from the American Stock Exchange (Amex) on January 25, 2007. MicroIslet's decision was based in part on the decision of its board that the benefits of being listed on the Amex are presently out-weighed by the costs of and various restrictions imposed by that listing.

On April 20, 2007, the Company received a letter from the Amex indicating a Staff Determination of Amex 's intent to strike the Company's common stock from Amex by filing an application with the Securities and Exchange Commission, pursuant to Section 1009(d) of the Amex Company Guide.

As previously reported, on January 25, 2007, the Company received notice from the staff of the Amex indicating that the Company is not in compliance with certain continued listing standards set forth in the Amex Company Guide. Specifically, the notice cited failure to comply with Section 1003(a)(ii) of the Company Guide, because the Company has stockholders' equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years; and Section 1003(a)(iii) of the Company Guide, because the Company has stockholders' equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.

The Company submitted a plan on February 26, 2007, pursuant to Section 1009 of the Amex Company Guide, advising Amex of the actions it has taken, or will take, that would bring it into compliance with the applicable listing standards.

The April 20, 2007 notice letter indicated that in addition to the continued listing standards set forth in the January 25, 2007 letter, the Company has fallen out of compliance with Section 1003(a)(iv) of the Company Guide, which states that Amex will normally consider suspending dealings in, or removing from the list, securities of a company which has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

The Company intends to continue to develop, pursue FDA approval of, and commercialize its patented and proprietary technologies focused on transplantation therapy for people with insulin-dependent diabetes.

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The Company intends to apply for listing on the Over-the-Counter Bulletin Board and will announce the new trading symbol for its common stock once it has been assigned. The Company plans to continue filing reports under the Securities Act of 1934, and to continue to adhere to the corporate governance practices previously established.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING MICROISLET'S NEED TO RAISE IMMEDIATE, SUBSTANTIAL ADDITIONAL FUNDS IN ORDER TO CONTINUE AS A GOING CONCERN, THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE ALLO- AND XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, DEPENDENCE ON THE MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH AS A SOLE SOURCE SUPPLIER OF ANIMAL PARTS FOR PRE-CLINICAL AND CLINICAL STUDIES, MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO PROCEED THROUGH HUMAN CLINICAL TRIALS AND BRING ANY PRODUCT TO MARKET, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, THE NEED FOR ONE OR MORE MARKET MAKERS TO SUBMIT THE NECESSARY APPLICATIONS FOR THE COMPANY'S COMMON STOCK TO TRADE ON THE OVER-THE-COUNTER BULLETIN BOARD, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

About MicroIslet

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with conditions requiring cell-based replacement treatments, with a focus on type 1, or insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, along with its own developments, constitute methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet intends to continue its research and development efforts, and ultimately, to introduce products to the market.

Additional information about MicroIslet can be found at www.microislet.com.

For further information, contact:

    Kevin A. Hainley, MicroIslet Inc.
    858-657-0287

Source: MicroIslet, Inc.


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